UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		December 28, 2012

Hawaiian Telcom Holdco, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34686	16-1710376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 Bishop Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(808) 546-4511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The Company announced today that the  membership of IBEW Local Union 1357 has ratified a new collective bargaining agreement with Hawaiian Telcom, Inc., a wholly-owned subsidiary of the Company. The new five-year collective bargaining agreement will go into effect January 1, 2013 and will provide for, among other things: annual wage increases of one percent each of the first two years, one and one-half percent the third year, and two percent each of the last two years; Company matching under its 401(k) plan of up to ten percent of base salary while freezing the defined benefit pension plan; employee contribution of five percent of the premiums for health care coverage; and up to thirteen weeks of fully-paid sick leave annually.  The new collective bargaining agreement replaces the terms of employment implemented by Hawaiian Telcom, Inc. on January 1, 2012.

A copy of the press release announcing the ratification of the new collective bargaining agreement is attached hereto as Exhibit 99.1.

Item 9.01.         Financial Statements and Exhibits

(d)     Exhibits

99.1	Press release dated December 28, 2012 announcing ratification of new collective bargaining agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2012
HAWAIIAN TELCOM HOLDCO, INC.

/s/ Eric K. Yeaman
Eric K. Yeaman President and Chief Executive Officer